SECOND AMENDMENT TO GRANT HARTFORD OPTION AGREEMENT

THIS SECOND AMENDMENT TO OPTION AGREEMENT is made as of the 28th day of June, 2010.

BETWEEN

COMMONWEALTH RESOURCES, L.L.C, (hereinafter referred to as "Commonwealth"), a limited liability company organized and existing under the laws of the State of Montana, whose mailing address is 2620 Connery Way, Missoula, Montana 59808;

AND

GRANT HARTFORD CORPORATION (hereinafter referred to as "GHC"), a corporation organized and existing under the laws of the State of Montana, whose mailing address is 2620 Connery Way, Missoula, Montana 59808.

          WHEREAS, the parties hereto entered into an Option Agreement on or about the 1th day of June, 2007; and

          WHEREAS, the parties hereto entered into an Amendment to said Option Agreement on or about the 24th day of January, 2008, whereby Article 3.1(d) of the said Option Agreement was amended; and

          WHEREAS, the parties believe it is in their mutual best interests to make certain amendments to Articles 2 and 3 of said Option Agreement to encourage satisfactory capital-raising to develop the properties involved in the Option Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the following amendments to the said Option Agreement are hereby agreed to and made effective as of the date first set forth above, to-wit:

          1.   Amendment to Articles 2.2, 2.3 and 2.4 of Option Agreement.   Articles 2.2, 2.3 and 2.4 of the said Option Agreement shall be and hereby are amended to read as follows:

2.2

GHC's option shall be for a term of ten (10) years from the date of this Agreement, provided no default in performance of its obligations with regard to the Option continues past the time provided herein for cure of such default.

2.3	GHC's option may be exercised at any time prior to 11:59 p.m., June 14, 2017, provided all required actions have been timely taken, and, if not exercised, shall expire at 11:59 p.m., June 14, 2017.

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2.4

Pursuant and subject to the terms of this Agreement and the Mineral Lease between the parties executed on even date herewith, Commonwealth hereby grants to GHC, its servants, agents and independent contractors, subject to Commonwealth's activities conducted in accordance under Article 9, the sole, exclusive and irrevocable right and option to:

(a)

enter upon and have immediate possession of the Property, with the exception of all cabins and other structures having historical significance now upon said Property and which Commonwealth considers possible candidates for use within its historical/recreational plan or available for use as work camps; provided, however, that GHC shall have the right to remove, after taking appropriate measures adequately to reinforce or brace such structures to prevent further deterioration or destruction caused by such removal, such cabins or structures as, in the sole discretion of GHC constitute obstructions to the GHC Work Plan to other locations designated by Commonwealth which are not located on the Property as herein defined (subject to the later obligation to move back to their original sites, subject to Article 4.3(b), when they no longer constitutes obstructions to the work plan of GHC) and any such relocation would not pose a safety or health threat;

	(b)	carry out Operations on the Property as GHC may in its sole discretion determine is within the GHC Work Program as herein defined;

	(c)	bring and install on the Property and remove from time to time such buildings, plant, machinery, equipment, tools, appliances and supplies as GHC may deem necessary; and

(d)

remove from the Property or process onsite reasonable quantities of rock, ores, minerals and metals and to transport the same for the purpose of sampling, testing, assaying, processing, refining and sale; provided, however, that any revenues derived therefrom shall be distributed among the parties, as set forth in Article 3.1(e) herein.

          2.   Amendment to Articles 3.1(a) and 3.1(b) of Option Agreement.   Articles 3.1(a) and 3.1(b) shall be and hereby are amended to read as follows:

(a)

Upon the execution of this Agreement and on the anniversary date of the execution of this Agreement, to and through June 15, 2014 (if the option is not sooner exercised), pay to Commonwealth the sum of ONE HUNDRED NINETY THOUSAND & 00/100 DOLLARS ($190,000.00) in cash by wire

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transfer or cashier's check; provided, however, that the remaining unpaid portion of the June 15, 2011 and the entirety of the June 15, 2012 payment may be made either in cash or in-kind by way of payments to third parties for surface improvements made for the benefit of Commonwealth, the method of such payment being determined by mutual written agreement of the parties prior to the making of any such payment;

(b)

On June 15, 2015 and June 15, 2016 (if the option is not sooner exercised), pay to Commonwealth the sum of FOUR HUNDRED THOUSAND & 00/100 DOLLARS ($400,000.00) either in cash by wire transfer or cashier's check, or in-kind by way of payments for surface improvements made for the benefit of Commonwealth, the method of such payments being determined by mutual written agreement of the parties prior to the making of any such payment;

          3.   Remaining Provisions Unaltered.   All provisions of said Amended Option Agreement not specifically amended by this instrument or the previous Amendment or altered by necessary implication resulting from each amendment shall remain as previously written.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

COMMONWEALTH RESOURCES, L.L.C.:

By:/s/Aaron L. Charlton
    Aaron L. Charlton, Member Manager

GRANT HARTFORD CORPORATION:

By:/s/Eric Sauve
    Eric Sauve, President

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